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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 30, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On October 30, 2003, UPC Polska, Inc. ("UPC Polska"), a subsidiary of UnitedGlobalCom, Inc.'s majority-owned subsidiary, UGC Europe, Inc., announced that the United States Bankruptcy Court for the Southern District of New York entered an order approving UPC Polska's First Amended Disclosure Statement with respect to the First Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska and UPC Polska Finance, Inc. (the "Disclosure Statement") in connection with the UPC Polska's pending case filed on July 7, 2003 under Chapter 11 of the United States Bankruptcy Code (Case No. 03-14358) and authorizing UPC Polska to begin soliciting votes for its proposed Chapter 11 plan of reorganization from creditors with impaired claims which would receive distributions under such plan.

        Holders of record of allowed claims against UPC Polska as of October 31, 2003 will be entitled to vote their claims with respect to UPC Polska's Chapter 11 plan of reorganization. UPC Polska expects to mail the approved Disclosure Statement and related ballots on or before November 5, 2003. Final ballots for voting on the Chapter 11 plan of reorganization are due by 5:00 p.m. (New York City time) on November 24, 2003. The confirmation hearing on the Chapter 11 plan of reorganization is scheduled for December 3, 2003.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	First amended disclosure statement jointly proposed by UPC Polska and UPC Polska Finance, Inc., dated October 27, 2003, with annexes, including Annex A (first amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code), incorporated by reference from the Form 8-K, filed by UPC Polska (Commission File No. 000-22877) on November 3, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: November 4, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	First amended disclosure statement jointly proposed by UPC Polska and UPC Polska Finance, Inc., dated October 27, 2003, with annexes, including Annex A (first amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code), incorporated by reference from the Form 8-K, filed by UPC Polska (Commission File No. 000-22877) on November 3, 2003.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX